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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CyDex Pharmaceuticals, Inc.:

We consent to the use of our report dated March 11, 2008, except as to Note 15, which is as of May 12, 2008, with respect to the consolidated balance sheets of CyDex Pharmaceuticals, Inc. and subsidiary as of December 31, 2006 and 2007, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2007, included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Kansas City, Missouri
May 12, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm